Entropic Stock Option Exchange Program Employee Information Meetings April 17, 2009 Exhibit 99.(a)(1)(k)

2 Entropic Confidential & Proprietary ©2008
Disclaimer
The following is a brief summary of the terms of the
offer to exchange outstanding options to purchase common
Stock (the “Offer”).
All  statements made within this presentation material and
through discussion are in no way a comprehensive
representation of the terms of the Offer. We urge you to read carefully the Offer documents in their entirety for definitive rules and specifics regarding the Offer before making a
decision to participate.
You should consult your tax advisor regarding your specific
questions with regards to the material tax consequences of
the Offer.

3 Entropic Confidential & Proprietary ©2008
Introduction
This presentation is intended to be a
information session for employees eligible to participate
in the Stock Option Exchange Program (“Exchange
Program”), as such the terminology used in this
presentation is intentionally simplified
With that said, the process for the Exchange Program is
highly regulated, so we need to communicate certain points
rather formally
Please refer to the Schedule TO (see definition on next
page) and other documents related to the Offer for a full
description of the terms and conditions of the Offer

4 Entropic Confidential & Proprietary ©2008
Definition of Terms Used in This Presentation
•
Schedule TO:
The Tender Offer Statement filed by Entropic with
the SEC describing the terms of the Offer, including the Offer to
Exchange Certain Outstanding Options for Replacement Options
•
The Offer:
The opportunity to exchange outstanding options to
purchase shares of Entropic common stock previously granted for new options to purchase shares of Entropic common stock
•
Eligible Options:
called a “threshold price”) greater than $1.25 -- these are also referred to as “old” or “exchanged” or “surrendered” options in this presentation
•
Replacement Options:
The newly granted options to purchase
stock issued as a result of the Offer -- these are also referred to as the “new” options in this presentation
•
Cliff Vesting Period:
The period beginning with the date of grant of
the new options and ending on the one-year anniversary of the date of grant
Unexercised options with an exercise price (also

5 Entropic Confidential & Proprietary ©2008
Employee Eligibility
•
Participation is entirely VOLUNTARY
• Employees who work and reside in the United States
• Employees who are employed on the date the Offer commences, or April 16, 2009, and upon the expiration date of the Offer, which is anticipated to be 5:00 p.m. (PT) on May 14, 2009,
unless we extend the expiration of the Offer

6 Entropic Confidential & Proprietary ©2008
Overview of Key Provisions of the Offer
•
Eligible Options:
Only options that meet the following criteria are
eligible for exchange
–
Option awards that are unexercised
and outstanding
are eligible
– Option awards with an exercise price greater than $1.25 per share
– You may exchange one or more grants, however, you must exchange the entire unexercised
portion of each grant you wish to exchange
– Example: You have three grants as illustrated in the table below; if you would like to exchange any of the 5/14/07 or 5/14/08 grants, you must exchange the entire unexercised portion of the applicable grant (3,500 and 6,000, respectively)
6,000
3,500
None
Eligible
for
Exchange
$4.55
$1.50
$0.42
Grant
Price
0
2,500
6,000
Exercised
4,500 1,500 6,000 5/14/08
Only the unexercised options
may be exchanged
3,000 3,000 6,000 5/14/07
Not eligible b/c the price is under
the threshold price of $1.25 and
the options are fully exercised
1,500 4,500 6,000 5/14/06
Comments Unvested Vested Options
Granted
Grant
Date

7 Entropic Confidential & Proprietary ©2008
Overview of Key Provisions of the Offer
•
Exchange Ratio:
The ratio of surrendered (old) option awards to
the new option award is 3-to-2, rounded up to the nearest whole share
–
Example:
If you tender for exchange 2,000 options, you will receive
1,334 replacement options
•
Vesting Schedule:
The new option award will have a new vesting
schedule and a new exercise price (we will discuss in detail later in the presentation)
• All replacement options will be granted under the 2007 Equity
Incentive Plan and will be non-statutory stock options (NSOs), not incentive options (ISOs)

8 Entropic Confidential & Proprietary ©2008
Key Details Regarding the New/Replacement Options
•
Exercise Price:
The new option will have an exercise price equal to
the closing price of the Company’s common stock on the business day following the expiration of the Offer
– The business day following the expiration is anticipated to be May 15,
2009, unless we extend the expiration date of the Offer
•
Grant Date:
New options will be granted on the business day following
the expiration of the Offer
– The business day following the expiration is anticipated to be May 15,
2009, unless we extend the expiration date of the Offer
•
Term:
The expiration date (or term) of the replacement options will be the same as the expiration date of the options tendered for the exchange (the old options)
– Example:
options were granted two years ago, the replacement options will have a remaining term of 8 years (or less if your continuous service terminates)
Entropic’s options generally have a 10 year term, so if your old

9 Entropic Confidential & Proprietary ©2008
Key Details Regarding the New/Replacement Options
• Vesting:
– The new options will have a new vesting schedule that will be based, on a grant-by-grant basis, on the vesting schedule of the original options surrendered
– New options will
not
be vested at the date of grant even if the
surrendered options were fully or partially vested
– All new options will be subject to a Cliff Vesting Period that is12 months from the date of grant, though may be shorter if there is a Change in Control within 12 months of the new option grant date
– An alternate way to view the new vesting schedule and
exercisability of your new options is
– The vesting is suspended during the Cliff Vesting Period, and
– Thereafter, you will be able to exercise your new options to the same extent (on a percentage basis) as your old options
The net effect is that the original vesting schedule has been pushed back by 12 months and applied to a smaller number of new options

10 Entropic Confidential & Proprietary ©2008
Vesting Scenarios for New/Replacement Options
• Vesting: Two scenarios:
–
Scenario 1:
If there is not a Change in Control prior to the
end of the Cliff Vesting Period
–
Scenario 2:
If there is a Change in Control prior to the end of
the Cliff Vesting Period
–
Under Scenario 1:
If a Change in Control
does not
occur
prior to the end of the Cliff Vesting Period, the new vesting period will be determined by adding 12 months to each
vesting date (including vesting dates that have already
occurred) under the current vesting schedule of the
surrendered options

11 Entropic Confidential & Proprietary ©2008
Example of Vesting Under Scenario 1
1,944*
na
Vested
on Cliff
Vest
Date
69*
na
Shares
Vesting
Monthly
05/15/09
01/01/07
Grant
Date
0
2,916*
Vested on
Cancellation
Date
(May 14, 2009)
05/15/10
na
First Vest
Date
(Cliff Vest
Date)
01/01/12 3,334 3,334 New Grant
na 2,084* 5,000 Old Grant
Date
Fully
Vested
Unvested
on New
Grant Date
(May 15, 2009)
Options
Granted
• Assumptions for Example under Scenario 1:
– You surrender/tender 5,000 old options for exchange for new options
– Your old options were granted/vesting started on January 1, 2007 and were subject to the typical vesting schedule: vest 25% one year after the grant date and then vest in equal monthly installments for 36 months
– Your old options are cancelled on May 14, 2009; your new options are granted on
May 15, 2009
– You are 28 months vested (20 months unvested) on May 14, 2009; 28 months/48 months = 58.33% vested
===================================================================
New Grant # of Options Grant =
Old Grant Vested on Cancellation
Date=
[(25% * 5,000) + (75% * 5,000)/36 * 16 months]
New Grant Vested on Cliff Vest Date =
[25% * 3,334) + (75% * 3,334)/36 * 16 months]
New Grant Monthly Vesting after Cliff =
[(3,334 – 1,944)/20 months]
*figures rounded down to nearest full share
[5,000 * (2/3)] 3,334
2,916
1,944
69

12 Entropic Confidential & Proprietary ©2008
Vesting Scenarios for New/Replacement Options
–
Under Scenario 2:
– If a Change in Control
does
occur prior to the end of the Cliff
Vesting Period, then the initial vesting of the new options will take place just prior to the effective time of the date of the
Change in Control and the Cliff Vesting Period will be shortened
– If the surrendered (old) options were completely unvested on the date of the new option grant, the new options will be 25%
vested
– If the surrendered (old) options were partially vested on the date of the new option grant, the percentage of the new
options that will be vested will be equal to the percentage of the surrendered options that would have been vested on the
date the new options were granted
The new options remaining unvested will then vest equally in monthly installments over the number of months the old
options would have vested had they not been surrendered

13 Entropic Confidential & Proprietary ©2008
Example of Vesting Under Scenario 2
1,944*
na
Vested
on Cliff
Vest
Date
69*
na
Shares
Vesting
Monthly
05/15/09
01/01/07
Grant
Date
0
2,916*
Vested on
Cancellation
Date
(May 14, 2009)
11/15/09
na
First Vest
Date
(Cliff Vest
Date)
07/15/11 3,334 3,334 New Grant
na 2,084* 5,000 Old Grant
Date
Fully
Vested
Unvested
on New
Grant Date
(May 15, 2009)
Options
Granted
• Assumptions for Example under Scenario 2:
– You tender 5,000 old options for exchange for new options
– Your old options were granted on January 1, 2007 and were subject to the typical vesting schedule in which options vest 25% one year after the grant date and then vest in equal monthly installments for
36 months
– Your old options are cancelled on May 14, 2009 and your new options are granted on May 15, 2009
– You are 28 months vested (20 months unvested) on May 14, 2009; 28 months/48 months =
58.33% vested
– There is a Change in Control on November 15, 2009
===================================================================
Cliff Vest Date: is accelerated to November 15, 2009 instead of the one year
Monthly Vesting: begins the month following the Change in Control, in this case December 15, 2009
New Grant # of Options Granted = 3,334 [5,000 * (2/3)]
Old Grant Vested on Cancellation Date = 2,916 [(25% * 5,000) + (75% * 5,000)/36 * 16 months]
New Grant Vested on Cliff Vest Date =
1,944
(58.32% * 3,334)  = % options vested on grant date
New Grant Monthly Vesting after Cliff =
69 [(3,334 – 1,944)/20 months]
*figures rounded down to nearest full share

14 Entropic Confidential & Proprietary ©2008
Other Things to Consider
•
The new options will not have an early exercise feature and
may only be exercised to the extent they are vested
•
If you elect to participate in the Exchange Program and your continuous service terminates for any reason, you will forfeit any portion of the new options that are unvested at the time of termination
– If your continuous service terminates during the Cliff Vesting Period, no options will be vested and you will forfeit all new/replacement options you received

15 Entropic Confidential & Proprietary ©2008
Process for Participating in the Offer
•
Offering Period: The Offer commences April 16, 2009 and expires at 5:00 p.m.
(PT) on May 14, 2009, unless the expiration of the Offer is extended
•
Election Form: To participate in the Offer, a completed and signed Election
Form must be received by Stock Administration by 5:00 p.m. (PT) on May 14,
2009, unless we extend the expiration of the Offer
– Election Forms may be submitted by hand delivery, US mail or email to
StockAdministration@entropic.com
•
Changes/Withdrawals: You may change or withdraw your election at any time prior to the end of the Offering period
– To change an election, you must submit a new Election Form by the expiration of the Offering Period; any previous Election Forms will be deemed invalid upon receipt of a change
– To withdraw, a completed Withdrawal Form must be received by 5:00 p.m.
(PT) on May 14, 2009, unless we extend the expiration of the Offer
•
Failure to submit an Election Form by the expiration of the Offer constitutes a declination to participate
•
Late submissions CANNOT be accepted

16 Entropic Confidential & Proprietary ©2008
Where to Find the Exchange Program Documents
•
All documents relating to the Exchange Program will be
available on our intranet site, ENTRance beginning
Thursday, April 16, 2009
•
All communications relating to the Exchange Program
must be filed with the SEC, so we are limited in what we
can say, though if there are additional broad
communications, they will be filed with the SEC and
posted on ENTRance

17 Entropic Confidential & Proprietary ©2008
Closing Comments
•
No member of Entropic’s management or Board of
Directors makes any recommendation as to whether you
should exchange eligible options and we have not
authorized any person to make such recommendations
•
You should carefully evaluate all of the information in the
Offer Documents and consult your own legal, financial
and tax advisors regarding your personal situation.  You
should make your own decision whether to participate in
the Exchange Program

18 Entropic Confidential & Proprietary ©2008
Important Legal Disclosure
The Company has filed with the SEC a completed Tender Offer
Statement on Schedule TO (“Schedule TO”) and related exhibits and documents, with respect to the stock option exchange program described in this presentation (the “Exchange Program”), including the Offer to Exchange. Persons who may be eligible to participate in the Exchange Program should read the Schedule TO, including the Offer to Exchange and other related exhibits and documents because they explain the precise terms and timing of the Exchange
Program and contain other important information about the
Exchange Program. The Schedule TO and related exhibits and
documents are available without charge on the SEC website at
www.sec.gov.
The Company also posted copies on the company
intranet, ENTRance, and will provide copies of the tender offer materials, free of charge, upon written request to: Entropic
Communications, Inc., 6290 Sequence Drive, San Diego, California
92121, Attention: Secretary

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